UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2019

SPRAGUE RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 International Drive
Portsmouth, NH 03801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 225-1560
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing	SRLP	New York Stock Exchange
Partner Interests

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2019, Sprague Resources GP LLC, the general partner (the “General Partner”) of Sprague Resources LP, a Delaware limited partnership (the “Partnership”), entered into Amendment No. 2 (“Amendment No. 2”) to the First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP dated as of October 30, 2013, as amended by Amendment No. 1, dated as of December 20, 2017. Amendment No. 2 provides, generally, that if the holder(s) of a majority of the incentive distribution rights (“IDRs”) in the Partnership request that all or a portion of the amount payable with respect to a given quarter to the holders of the IDRs not be distributed to the holders of the IDRs (the “Waived IDR Amount”), then the General Partner shall not distribute the Waived IDR Amount for such quarter. Amendment No. 2 further provides that such Waived IDR Amount may be payable in the future, without interest, if certain conditions are met.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the complete text of Amendment No. 2, a copy of which is filed as Exhibit 3.3 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT    DESCRIPTION
3.1    Amendment No. 2, dated as of October 25, 2019, to the First Amended and Restated Agreement of Limited Partnership of Sprague Resources LP dated as of October 30, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer
& Secretary

Dated: October 25, 2019